UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 27, 2011 (January 26, 2011)

TS&W / Claymore Tax-Advantaged Balanced Fund
(Exact name of registrant as specified in its charter)

Delaware	811-21515	32-6031278

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer

of incorporation)		Identification No.)

2455 Corporate West Drive

Lisle, Illinois		60532

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (630) 505-3700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 7.01                      Regulation FD Disclosure.

The Board of Trustees of TS&W / Claymore Tax-Advantaged Balanced Fund (the “Fund”) previously announced that it had approved in principle the conversion of the Fund to an open-end fund, to be managed by Thompson, Siegel & Walmsley, Inc., and was further considering the process by which such conversion would be implemented.  The Fund was unable to reach a definitive agreement with the proposed open-end fund sponsor with respect to the terms of such proposed conversion.   Therefore, conversion to an open-end fund managed by Thompson, Siegel & Walmsley, Inc. is no longer under consideration.  The Board of Trustees continues to evaluate other possible courses of action for the Fund and will take such actions as it believes to be in the best interests of the Fund and its shareholders.  The Board currently expects that any course of action taken on behalf of the Fund would result in a full or partial liquidity event for shareholders at or near net asset value.  The Fund will provide additional information to shareholders as appropriate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TS&W / CLAYMORE TAX-ADVANTAGED BALANCED FUND

	By:	/s/ Elizabeth Hudson
	Name:	Elizabeth Hudson
	Title:	Secretary
DATE: June 22, 2011

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